                                                                      EXHIBIT 2

                      [UNITED STATES DEPARTMENT OF COMMERCE LETTERHEAD AND LOGO]

March 16, 1999
                              PTAS
PILLSBURY MADISON & SUTRO LLP
JAMES Y.C. SZE
I.P. GROUP, NINTH FLOOR, EAST TOWER
1100 NEW YORK AVENUE, N.W.
WASHINGTON, D.C. 20005-3918


                   UNITED STATES PATENT AND TRADEMARK OFFICE
                  NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT DIVISION OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR CORRECTION TO:
U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT DIVISION, BOX ASSIGNMENTS, CG-4, 1213 JEFFERSON DAVIS HWY, SUITE 320, WASHINGTON, D.C. 20231.

RECORDATION DATE: 11/20/1998                 REEL/FRAME: 9601/0896
                                             NUMBER OF PAGES: 3

BRIEF: ASSIGNMENT OF ASSIGNOR'S INTEREST (SEE DOCUMENT FOR DETAILS).

ASSIGNOR:
     WEBER, DEAN                             DOC DATE: 11/17/1998

ASSIGNEE:
     CONVERSATIONAL SYSTEMS
          INCORPORATED
     9974 SCRIPPS RANCH BLVD., SUITE 307
     SAN DIEGO, CALIFORNIA 92131

SERIAL NUMBER: 09150459                      FILING DATE: 09/09/1998
PATENT NUMBER:                               ISSUE DATE:


TARA WASHINGTON, EXAMINER                    PILLSBURY MADISON & SUTRO
ASSIGNMENT DIVISION                                   RECEIVED
OFFICE OF PUBLIC RECORDS                            MAR 22, 1999
                                                   WASHINGTON, D.C.

                      [UNITED STATES DEPARTMENT OF COMMERCE LETTERHEAD AND LOGO]

March 16, 1999
                              PTAS
PILLSBURY MADISON & SUTRO LLP
JAMES Y.C. SZE
1100 NEW YORK AVENUE, N.W.                                  UPC BAR CODE
NINTH FLOOR, EAST TOWER                                     *100910983A*
WASHINGTON, D.C. 20005-3918


                   UNITED STATES PATENT AND TRADEMARK OFFICE
                  NOTICE OF RECORDATION OF ASSIGNMENT DOCUMENT

THE ENCLOSED DOCUMENT HAS BEEN RECORDED BY THE ASSIGNMENT DIVISION OF THE U.S. PATENT AND TRADEMARK OFFICE. A COMPLETE MICROFILM COPY IS AVAILABLE AT THE ASSIGNMENT SEARCH ROOM ON THE REEL AND FRAME NUMBER REFERENCED BELOW.

PLEASE REVIEW ALL INFORMATION CONTAINED ON THIS NOTICE. THE INFORMATION CONTAINED ON THIS RECORDATION NOTICE REFLECTS THE DATA PRESENT IN THE PATENT AND TRADEMARK ASSIGNMENT SYSTEM. IF YOU SHOULD FIND ANY ERRORS OR HAVE QUESTIONS CONCERNING THIS NOTICE, YOU MAY CONTACT THE EMPLOYEE WHOSE NAME APPEARS ON THIS NOTICE AT 703-308-9723. PLEASE SEND REQUEST FOR CORRECTION TO:
U.S. PATENT AND TRADEMARK OFFICE, ASSIGNMENT DIVISION, BOX ASSIGNMENTS, CG-4, 1213 JEFFERSON DAVIS HWY, SUITE 320, WASHINGTON, D.C. 20231.

RECORDATION DATE: 11/20/1998                 REEL/FRAME: 9602/0196
                                             NUMBER OF PAGES: 3

BRIEF: ASSIGNMENT OF ASSIGNOR'S INTEREST (SEE DOCUMENT FOR DETAILS).

ASSIGNOR:
     WEBER, DEAN                             DOC DATE: 11/17/1998

ASSIGNEE:
     CONVERSATIONAL SYSTEMS
          INCORPORATED
     9974 SCRIPPS RANCH BLVD., SUITE 307
     SAN DIEGO, CALIFORNIA 92131

SERIAL NUMBER: 09166198                      FILING DATE: 10/05/1998
PATENT NUMBER:                               ISSUE DATE:


MARY BENTON, EXAMINER                        PILLSBURY MADISON & SUTRO
ASSIGNMENT DIVISION                                   RECEIVED
OFFICE OF PUBLIC RECORDS                            MAR 22, 1999
                                                  WASHINGTON, D.C.

                                           UNITED STATES DEPARTMENT OF COMMERCE
FILING RECEIPT                             Patent and Trademark Office
                              [LOGO]       ASSISTANT SECRETARY AND COMMISSIONER
CORRECTED                                  OF PATENTS AND TRADEMARKS
                                           Washington, D.C. 20231

----------------------------------------------------------------------------------------------------------
 APPLICATION NUMBER  FILING DATE  GRP ART UNIT  FIL FEE REC'D  ATTORNEY DOCKET NO.  DRWGS  TOT CL  IND CL
----------------------------------------------------------------------------------------------------------
     09/166,198       10/05/98        2741         $460.00         PMS-251868         13     14      3
----------------------------------------------------------------------------------------------------------

PILLSBURY MADISON & SUTRO
INTELLECTUAL PROPERTY GROUP
1100 NEW YORK AVENUE NW
NINTH FLOOR EAST TOWER
WASHINGTON, DC 20005-3918

Receipt is acknowledged of the nonprovisional Patent Application. It will be considered in its order and you will be notified as to the results of the examination. Be sure to provide the U.S. APPLICATION NUMBER, FILING DATE, NAME OF APPLICANT, and TITLE OF INVENTION when inquiring about this application. Fees transmitted by check or draft are subject to collection. Please verify the accuracy of the data presented on this receipt. If an error is noted on this Filing Receipt, please write to the Application Processing Division's Customer Correction Branch within 10 days of receipt. Please provide a copy of the Filing Receipt with the changes noted thereon.

Applicant(s)

                           DEAN WEBER, SAN DIEGO, CA.

CONTINUING DATA AS CLAIMED BY APPLICANT -

                   THIS APPLN IS A CIP OF 09/150,459 09/09/98

FOREIGN FILING LICENSE GRANTED 10/22/98                        * SMALL ENTITY *
TITLE
NETWORK INTERACTIVE USER INTERFACE USING SPEECH RECOGNITION AND NATURAL LANGUAGE PROCESSING

PRELIMINARY CLASS: 704


                                                       PILLSBURY MADISON & SUTRO
                                                                RECEIVED
                                                              DEC 10, 1998
                                                            WASHINGTON, D.C.

                                           UNITED STATES DEPARTMENT OF COMMERCE
FILING RECEIPT                             Patent and Trademark Office
                              [LOGO]       ASSISTANT SECRETARY AND COMMISSIONER
CORRECTED                                  OF PATENTS AND TRADEMARKS
                                           Washington, D.C. 20231

----------------------------------------------------------------------------------------------------------
 APPLICATION NUMBER  FILING DATE  GRP ART UNIT  FIL FEE REC'D  ATTORNEY DOCKET NO.  DRWGS  TOT CL  IND CL
----------------------------------------------------------------------------------------------------------
     09/150,459       09/09/98        2756         $614.00         PMS-251858          7     34      2
----------------------------------------------------------------------------------------------------------

PILLSBURY MADISON & SUTRO
INTELLECTUAL PROPERTY GROUP
1100 NEW YORK AVENUE NW
NINTH FLOOR EAST TOWER
WASHINGTON, DC 20005-3918

Receipt is acknowledged of this nonprovisional Patent Application. It will be considered in its order and you will be notified as to the results of the examination. Be sure to provide the U.S. APPLICATION NUMBER, FILING DATE, NAME OF APPLICANT, and TITLE OF INVENTION when inquiring about this application. Fees transmitted by check or draft are subject to collection. Please verify the accuracy of the data presented on this receipt. If an error is noted on this Filing Receipt, please write to the Application Processing Division's Customer Correction Branch within 10 days of receipt. Please provide a copy of the Filing Receipt with the changes noted thereon.

Applicant(s)

                           DEAN WEBER, SAN DIEGO, CA.


FOREIGN FILING LICENSE GRANTED 09/24/98                        * SMALL ENTITY *
TITLE
INTERACTIVE USER INTERFACE USING SPEECH RECOGNITION AND NATURAL LANGUAGE PROCESSING

PRELIMINARY CLASS: 395

                                                    PILLSBURY MADISON & SUTRO
                                                             RECEIVED
                                                           DEC 04, 1998
                                                          WASHINGTON, D.C.

                               ARTICLES OF MERGER
                                       OF
                          CONVERSATIONAL SYSTEMS, INC.
                           (a California corporation)
                                      INTO
                                 DEAN ON, INC.
                             (a Nevada corporation)

     FIRST:   The name of the surviving entity is Dead On, Inc., and the place of its organization is the jurisdiction of Nevada. The name and place of organization of the entity being merged into the surviving entity is Conversational Systems, Inc., organized in the jurisdiction of California, the laws of which permit this merger.

     SECOND: A plan of merger was adopted by each entity that is a party to this merger.

     THIRD:   The plan of merger was submitted to the owners of Dead On, Inc. by the directors thereof pursuant to Chapter 78 of the Nevada Revised Statutes.

     FOURTH: The designation, percentage of total vote or votes entitled to be cast and the total number of undisputed votes or undisputed total percentage of owner's interests cast for the plan, by each class of owner's interests of Dead On, Inc. entitled to vote separately on the plan is as follows:

                                                       Undisputed Votes of Owners'
Designation         Votes Entitled To Be Cast                Interests For
-----------         -------------------------          ---------------------------
Common Stock               12,720,000                         10,000,000

     FIFTH:   The number of votes or percentage of owners' interests cast for the plan by the owners of each class of interests of Dead On, Inc. was sufficient for approval by the owners of that class.

     SIXTH:   The Articles of Incorporation of Dead On, Inc. was amended as provided by the plan of merger, as follows:

               FIRST:   The name of the corporation is ConversIt.Com.Inc.

     SEVENTH: The complete executed Plan of Merger is on file at the place of business of Dead On, Inc., located at 9974 Scripps Ranch Blvd., Suite 307, San Diego, California, and a copy of the plan will be furnished by Dead On, Inc. on request and without cost to any owner of any entity which is a party to this merger.

     EIGHTH: All entities party to this merger have complied with the laws of their respective jurisdiction of organization concerning this merger.


                                          DEAD ON, INC.



                                          /s/ JEFF COBB
                                          --------------------------------------
                                          Jeff Cobb, President


                                          --------------------------------------
                                          Wendell Nunes, Secretary



STATE OF California   )
                      )
COUNTY OF Orange      )


On July 13, 1999 before me, Virginia Leavitt, Notary Public, personally appeared Jeff Cobb, personally known to me, or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


              VIRGINIA LEAVITT              Witness my hand and official seal.
            Commission # 1198265
[SEAL]    Notary Public - California               /s/ VIRGINIA LEAVITT
               Orange County                ----------------------------------
        My Comm. Expires Oct 30, 2002




STATE OF ___________  )
                      )
COUNTY OF __________  )


On ________, 1999 before me, ________________, Notary Public, personally appeared _____________, personally known to me, or proved to me on the basis of satisfactory evidence to be the person(s) whose name is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his/her/their signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


                                            Witness my hand and official seal.


                                            ----------------------------------

                          CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                              CONVERSIT.COM, INC.


      Dean Weber, President and Secretary of Conversit.com, Inc., does hereby certify:

      1.    The name of the corporation is Conversit.com, Inc. (the
"Corporation").

      2. The Board of Directors of the corporation duly adopted the following resolutions effective September 9, 1999:

            NOW, THEREFORE, BE IT RESOLVED, that Article FIRST of the Articles of Incorporation of the Corporation be amended to read as follows:

                  FIRST: The name of the corporation is One Voice Technologies,
            Inc.

            RESOLVED, FURTHER, that the officers of the Company are authorized and directed to take such actions as are necessary in their discretion to effectuate the purposes of each of the above resolutions, including but not limited to the execution, delivery and filing of all necessary certificates, applications and other documents and the payment of all necessary fees in connection therewith.

      3. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,370,000 and the foregoing change and amendment have been consented to and approved by the vote of the shareholders of the Corporation holding at least a majority of each class of stock outstanding and entitled to vote thereon.


September 9, 1999                            /s/ DEAN WEBER
                                             -----------------------------------
                                             Dean Weber, President



                                             /s/ DEAN WEBER
                                             -----------------------------------
                                             Dean Weber, Secretary



State of California     )
                        ) ss.
County of San Diego     )


      On September 9, 1999, before me, Kai Wang, Notary Public, personally appeared Dean Weber, who acknowledged to me that he executed the above instrument in his authorized capacity, and that by his signature on the instrument the person, or the entity on behalf of which the person acted, executed the instrument.


                  KAI WANG                   Witness my hand and official seal.
            Commission # 1213720
[SEAL]    Notary Public - California
              San Diego County               /s/ KAI WANG
         My Comm. Expires Mar 31, 2000       -----------------------------------
                                             Notary Public

                      ACTION BY UNANIMOUS WRITTEN CONSENT
                           OF THE BOARD OF DIRECTORS
                             OF CONVERSIT.COM, INC.

     The actions set forth below are taken by unanimous written consent of the Board of Directors (the "Board") of Conversit.Com, Inc., a Nevada corporation (the "Company") without a meeting, and in accordance with the Nevada General Corporation Law and the Bylaws of the Company;

          WHEREAS, the Board deems it to be in the best interests of the Company to change the name of the Company to One Voice Technologies, Inc. and to change the trading symbol of the Company on the OTC Bulletin Board;

               NOW, THEREFORE, BE IT RESOLVED that Article
               FIRST of the Articles of Incorporation of the Corporation be amended to read as follows;

                    FIRST: The name of this corporation is
               One Voice Technologies, Inc.

               RESOLVED, FURTHER, that the trading symbol of the Company's common stock on the OTC
               Bulletin Board be changed from "CVST" to a trading symbol selected by the President of the Company.

               RESOLVED, FURTHER, that the officers of the Company are authorized and directed to take such actions as are necessary in their discretion to effectuate the purposes of each of the above resolutions, including but not limited to the execution, delivery and filing of all necessary certificates, applications and other documents and the payment of all necessary fees in connection therewith.

     IN WITNESS WHEREOF, the undersigned directors caused this Consent to be executed as of September 9, 1999.


                                        /s/ Dean Weber
                                        ---------------------------------
                                        Dean Weber

                                        /s/ George Kaelin
                                        ---------------------------------
                                        George Kaelin

                                        /s/ Rahoul Sharan
                                        ---------------------------------
                                        Rahoul Sharan

                           ACTION BY WRITTEN CONSENT
                              OF THE SHAREHOLDERS
                             OF CONVERSIT.COM, INC.

     The actions set forth below are taken by written consent of the holders of a majority of the common stock (the "Shareholders") of ConversIt.Com, Inc., a Nevada corporation (the "Company"), without a meeting, and in accordance with the Nevada General Corporation Law and the Bylaws of the Company:

          WHEREAS, the Shareholders deem it to be in the best interests of the Company to change the name of the Company to One
          Voice Technologies, Inc. and to change the trading symbol of the Company on the OTC Bulletin Board;

               NOW, THEREFORE, BE IT RESOLVED, that Article
               FIRST of the Articles of Incorporation of the Corporation be amended to read as follows:

               FIRST: The name of this corporation is One
               Voice Technologies, Inc.

               RESOLVED, FURTHER, that the trading symbol of the Company's common stock on the OTC
               Bulletin Board be changed from "CVST" to a trading symbol selected by the President of the Company.

               RESOLVED, FURTHER, that the directors and office of the Company are authorized and directed to take such actions as are necessary in their discretion to effectuate the purposes of each of the above resolutions, including but not limited to the execution, delivery and filing of all necessary certificates, applications and other documents and the payment of all necessary fees in connection therewith.

               [The remainder of this page has been
               intentionally left blank.]

     IN WITNESS WHEREOF, the undersigned shareholders caused this Consent to be executed as of September 9, 1999.

                                        /s/ DEAN WEBER
                                        ----------------------------------------
                                        Dean Weber

                                        /s/ MAUREEN WEBER
                                        ----------------------------------------
                                        Maureen Weber

                                        /s/ GEORGE KAELIN
                                        ----------------------------------------
                                        George Kaelin

                                        /s/ Lynne Kaelin
                                        ----------------------------------------
                                        Lynne Kaelin

                                        /s/ KENNETH TURCK
                                        ----------------------------------------
                                        Kenneth Turck

                                        /s/ SUSAN TURCK
                                        ----------------------------------------
                                        Susan Turck

                                        /s/ KARCH MARIN
                                        ----------------------------------------
                                        Karch Marin

                                        /s/ LORRAINE KAELIN
                                        ----------------------------------------
                                        Lorraine Kaelin

                         MINUTES OF SPECIAL MEETING OF
               SHAREHOLDERS OF DEAD ON, INC., A NEVADA CORPORATION

       A Special Meeting of Shareholders of Dead On, Inc. (the "Company"), who validly hold stock that is validly issued and outstanding on the books and records of the Company as of the record date of June 18, 1999, was held on July 9, 1999 at the offices of the Company at 388 Market Street, Suite 500 San Francisco, CA 94111 at the hour of 10:00 a.m. The Special Meeting was validly held pursuant to the Nevada General Corporation Law and the Bylaws of the Company. Notice of the Special Meeting and a Proxy Statement outlining the issues to be voted upon at the Special Meeting were mailed to the shareholders of the Company on or about June 23, 1999.

       The meeting was called to order by Jeff Cobb, who chaired the meeting, and was also attended by Wendell Nunes, Secretary of the Company, who together constituted the entire Board of Directors of the Company. The Chairman then reported there were in attendance shares representing 10,000,000 of the 12,720,00 issued and outstanding shares of the Company, which shares represented a quorum.

       There being 10,000,000 shares validly issued, in attendance and entitled to vote at this Special Meeting of Shareholders, and upon completion of discussion and upon motion duly made, seconded, and carried, a vote was then taken for items 1 through 4, as presented below:

       1. For stockholders of Dead On to consider and vote upon a proposal to approve the Merger and Merger Agreement and Plan of Reorganization, dated June 22, 1999, by and among Dead On and certain Principals of Dead On, on the one hand, and Conversational Systems, Inc., a California corporation ("CSI"), and certain shareholders of CSI, on the other hand, whereby CSI will be merged with and into Dead On with Dead On as the surviving corporation, on the terms and conditions set forth in the Merger Agreement, which calls for the issuance of 7,000,000 shares of Dead On common stock, par value $0.001 per share, in exchange for all the issued and outstanding common stock, no par value, of CSI.

       2. For stockholders of Dead On to consider and vote upon a proposal to approve the change in the name of Dead On to "ConversIt.com, Inc." The proposed name change for Dead On is to provide association of the post-merger company with the name of CSI's internet voice command product ConversIt;

       3. For stockholders to consider and vote upon a proposal to elect Dean Weber, George Kaelin, and Rahoul Sharan as the directors of the surviving entity; and

       4. For stockholders to consider and vote upon a proposal to approve of the waiver of Article 6 of the exchange agreement, dated September 9, 1998, between Belridge Holdings, Corp. (BHC) and Dead On, LLC, whereby BHC covenanted not to perform a reverse stock split of the BHC stock for a period of two years from the date of the exchange agreement, except to the extent reasonably necessary for bona fide capital raising or corporate finance purposes and with the approval of Craig

          Shaber, acting as agent for the pre-closing Shareholders of BHC.

     A tally of votes for items 1 through 4, inclusive, was taken, there being 10,000,000 common shares validly issued, outstanding, present and entitled to vote at this Special Meeting of Shareholders, there were 10,000,000 voting in the affirmative or items 1 through 4, inclusive, and zero nays.

     There being a sufficient majority that voted in the affirmative for approval of the above items, be it THEREFORE RESOLVED THAT:

     1. The Company shall take the necessary and proper steps to finalize and complete the Merger Agreement and Plan of Reorganization, dated June 22, 1999, by and among Dead On and Certain Principals of Dead On, on the one hand, and Conversational Systems, Inc., a California corporation ("CSI"), and certain shareholders of CSI, on the other hand, on the terms and conditions set forth in the Merger Agreement, which calls for the issuance of 7,000,000 shares of Dead On common stock, par value $0.001 per share, in exchange for all the issued and outstanding common stock, no par value, of CSI;

     2. The Company shall change the name of Dead On to "ConversIt.com, Inc.", which shall provide association of the post-merger company with the name of CSI's internet voice command product ConversIt;

     3. Dean Weber, George Kaelin, and Rahoul Sharan are to be elected as the directors of the surviving entity; and,

     4. The Company shall waive Article 6 of the exchange agreement, dated September 9, 1998, between Belridge Holdings, Corp. (BHC) and Dead On, LLC, whereby BHC covenanted not to perform a reverse stock split of the BHC stock for a period of two years from the date of the exchange agreement, except to the extent reasonably necessary for bona fide capital raising or corporate finance purposes and with the approval of Craig Shaber, acting as agent for the pre-closing Shareholders of BHC.

     There being no other business to properly come before the Special Meeting, the Meeting was then adjourned.

     Dated this 9th day of July, 1999.

     /s/ JEFF COBB
     -------------------------------------------------
     Jeff Cobb, Chairman and Chief Operating Officer

     /s/  WENDELL NUNES
     -------------------------------------------------
     Wendell Nunes, Secretary